U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-12G/A

AMENDMENT NO. 2

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-56019

Blubuzzard, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-3740469
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

640 Douglas Avenue Dunedin, Florida	34698
(Address of Principal Executive Offices)	(Zip Code)

Issuer's telephone number: (646) 292-8787

Email: akatz@goldbergsegalla.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class	Name of Exchange on which shares are Currently Traded

Common Stock, $0.001	None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a smaller reporting company. See definition of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [ ] Smaller reporting company [X] Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

EXPLANATORY NOTE

Prior to the effectiveness of this Form 10-12G, we, "The Company" is not subject to the periodic reporting requirements of the Exchange Act. We intend, with the filing of this Form 10-12G, and ultimate effectiveness of this Form 10-12G, to become SEC Reporting in which case we will be subject to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward-looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data, and other information, and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1. BUSINESS

(a) Business Development

Blubuzzard, Inc., FKA Fast Lane Holdings, Inc., was incorporated on December 6, 2018 in the State of Delaware. The Company was created for the sole purpose of participating in a Delaware holding company reorganization pursuant to Section 251(g) of the General Corporation Law of the state of Delaware, (the “DGCL”) with Giant Motorsports Delaware Inc. (“GMOS Delaware”), a Delaware corporation incorporated on December 6, 2018 and parent company of Fast Lane Holdings, Inc., and Giant Motorsports Merger Sub, Inc., a Delaware corporation incorporated on December 6, 2018 and a wholly owned subsidiary of Fast Lane Holdings, Inc.

On December 6, 2018, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of Fast Lane Holdings, Inc., Giant Motorsports Delaware, Inc. and Giant Motorsports Merger Sub, Inc.

On December 28, 2018, Giant Motorsports, Inc. (“GMOS Nevada”), a Nevada corporation merged with and into GMOS Delaware, a wholly owned subsidiary of GMOS Nevada with GMOS Delaware as the surviving corporation. The sole purpose to merge GMOS Nevada with and into GMOS Delaware was to re-domesticate GMOS Nevada from Nevada to Delaware.

On December 28, 2018, Giant Motorsports Delaware, Inc. completed the holding company reorganization by merging with and into its indirect wholly owned subsidiary known as Giant Motorsports Merger Sub, Inc. with Giant Motorsports Delaware, Inc. as the surviving corporation and becoming a wholly owned subsidiary of Fast Lane Holdings, Inc. Fast Lane Holdings, Inc., as successor issuer to Giant Motorsports, Inc., continued to trade in the OTC MarketPlace under the previous ticker symbol “GMOS” until the new ticker symbol for the Company “FLHI” was released into the OTC MarketPlace on January 10, 2019. The Company was given a new CUSIP Number by CUSIP Global Services for its common stock of 31189D109. Concurrently, the Company cancelled all of its stock held in GMOS Delaware resulting in GMOS Delaware becoming a stand-alone company.

On October 21, 2019, Giant Consulting Services, LLC, the largest controlling shareholder of Fast Lane Holdings, Inc., consummated a sale of 60,000,000 shares of our restricted common stock and 2,550 shares of preferred stock to Lykato Group, LLC, an accredited investor for a purchase price of $325,000. Following the closing of the share purchase transaction, Lykato Group, LLC gained ownership of approximately 82.25% interest in the issued and outstanding shares of our common stock. Lykato Group, LLC, which is owned and controlled by James Xilas, is currently our largest controlling shareholder. The share purchase agreement is attached as Exhibit 10.1 in the exhibit index.

On October 21, 2019, Mr. Paul Moody resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On October 21, 2019, Mr. James Xilas was appointed as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. Since in or about 2002, Mr. Xilas has been an individual investor in the securities markets, including various micro and small cap companies, and real estate market. From May 2004 to December 2006, Mr. Xilas owned and operated a small boutique broker-dealer in Florida and Pennsylvania, Salix Capital Securities Corp., where he held the Series 4, 7, 24, 27, and 63 securities licenses.

On December 11, 2019, James Xilas being the sole board director and majority shareholder by and through his beneficial interest in Lykato Group, LLC, a Florida limited liability company did hereby take, ratify, affirm, and approve a 10:1 forward stock split affecting both authorized and outstanding common shares, change of our corporate name from “Fast Lane Holdings, Inc.” to “Blubuzzard, Inc.” and a ticker symbol change from “FLHI” to “BZRD”. The foregoing changes were effective on December 27, 2019 upon the filing of a Certificate of Amendment with the Delaware Secretary of State.

The Company’s bylaws were amended to reflect the name change with no other changes made. The Company’s CUSIP number changed from 31189D109 to 095228102 as a result of the aforementioned actions. The market effective date for the symbol change is and was February 7, 2020. Pre-Split total common shares outstanding is and was 72,948,316. Post-Split total common shares outstanding is and remains 729,483,160.

On June 4, 2021, the Company terminated its registration by filing Form 15. This operated to immediately cease the Company’s on-going requirement to file periodic and current reports. While this did not remove our obligation to file all previous delinquent reports under Section 13 (a) of the Exchange Act of 1934, our obligation should be abated on November 20, 2021 upon the automatic effectiveness of this Form 10 registration statement on that date. Our additional reporting responsibilities were terminated on September 2, 2021, 90 days after the filing of Form 15. We did not file all required periodic reports during the time that we had a Section 13 (a) obligation. The specific reports that were missing were the quarterly periods ending September 30, 2020, June 30, 2020, annual report for the period ending December 31, 2020 and the quarterly report for the period ending March 31, 2021.

 BluBuzzard has amended its Form 10 registration statement on page 3 to disclose that it terminated its registration by filing Form 15 on June 4, 2021. This operated to immediately cease BluBuzzard’s on-going requirement to file periodic and current reports. While this did not remove its obligation to file all previous delinquent reports under Section 13 (a) of the Exchange Act of 1934, BluBuzzard’s obligation should be abated on November 20, 2021 upon the automatic effectiveness of the Form 10 registration statement on that date. Additional reporting responsibilities were terminated on September 2, 2021, 90 days after the filing of Form 15 since the SEC did not object to the filing of Form 15.

BluBuzzard did not file all required periodic reports during the time it had a Section 13(a) reporting obligation. Specifically the quarterly periods ending September 30, 2020, June 30, 2020, annual report for the period ending December 31, 2020 and the quarterly report for the period ending March 31, 2021.

 Our common stock was quoted and traded on the over-the-counter market (the “OTC Markets”) in the Pink Open® Market (the “Pink Market”) until September 27, 2021. On September 28, 2021, our common stock ceased to be quoted on the OTC Market and was shifted to the Expert Market. The OTC Markets Group operates the Expert Market as a separate market tier.

   In September 2020, the SEC amended Exchange Act Rule 15c2-11, which primarily governs a broker’s ability to submit or publish quotations for securities that trade on the over-the-counter (OTC) markets. In essence, Rule 15c2-11 prohibits dealers from publishing quotations for OTC securities to quotation mediums without first reviewing certain issuer financial information and ensuring that information is current and publicly available before quoting that security.

   Under the amended Rule 15c2-11 (the “Amended Rule”), which took effect on September 28, 2021, (the “Effective Time”) current information about an issuer must be publicly available in order for an issuer’s security to become quoted initially, and remain quoted, on one of the public markets operated by the OTC Markets Group.

   The Company filed a Form 10 registration statement on July 7, 2021 that included financial statements and Notes with the Commission conforming to Regulation S-X. The Company’s management decided that a new Form 10 registration statement would be the most expeditious way to become current in its reporting requirements rather than filing the delinquent reports because of the effective date of the Amended Rule. We withdrew the foregoing registration statement on August 31, 2021. We subsequently filed a Form 10 registration statement on September 21, 2021.

   We incorrectly assumed that when we filed the registration statement with the Commission that we were providing significantly more than the required current public information pursuant to the Amended Rule. The Amended Rule treats reporting issuers that are delinquent in their filing obligations as catch-all issuers as defined in amended Rule 15c2-11. It was our understanding that we were current pursuant to Rule 15c2-11(e)(2)(i) since we made the registration statement publicly available through EDGAR pursuant to Rule 15c2-11(e)(5) that contained the required catch-all information set forth in Rule 15c2-11(b)(5)(i).

    However, according to guidance from the OTC Markets Group, issuers subject to SEC reporting obligations will satisfy the requirements of the Amended Rule only if such issuers are current in their SEC reporting obligations in accordance with the provisions of the Amended Rule. This meant that since our registration statement was not yet effective at the Effective Time, we were moved to the OTC Markets Group’s “Expert Market.” The Expert Market will be available for unsolicited quotes only, meaning broker-dealers may use the Expert Market to publish unsolicited quotes representing limit orders from retail and institutional investors who are not affiliates or insiders of the issuer. Quotations in Expert Market securities are made available to broker-dealers, institutions, and other sophisticated investors. A company relegated to the Expert Market will be able to reapply for listing on the OTC Market through the filing of a new Form 211 with FINRA once the Company has made current information available and is in compliance with the Amended Rule.

   The result at the Effective Time was that our stockholders no longer have a public trading market for our common shares. Trading bid and ask prices and share trading volumes are not publicly quoted and the trading market for our common stock is illiquid and may be limited primarily to private purchases and sales among individual stockholders, if at all. Such transactions will be opaque to the public marketplace and will not provide the Company’s stockholders with a reliable market value of its common stock. Stockholders may be unable to sell their shares when they desire to do so or at all, or may receive less than what they perceive their shares are worth in such a transaction.

   In addition, an inactive market may impair the Company’s ability to raise capital by selling shares and its ability to acquire other companies or technologies by using its shares as consideration, which, in turn, could adversely affect our business. The Company intends to seek to have its quotations and trading in its common stock restored to the Pink Market, or a higher OTC market tier, promptly following the automatic effectiveness of our registration statement filed on September 21, 2021 that is automatically effective on November 20, 2021 resulting in us becoming once again an Exchange Act reporting issuer.

 The Company attempted to start a fintech business and made public statements through stand-alone press releases in 2020 to give away a nominally valued digital asset indirectly related to the price of silver in exchange for opening an account. The Company previously intended “to digitize silver” but has subsequently abandoned the fintech business and these efforts. Blubuzzard, Inc. nor BluBuzzard Advisors ever sold or purchased any “nuggets”, “buzCoins” and/or any other digital asset whose value purportedly related to the value of silver, and no customer ever received the same. BluBuzzard Advisors is registered with the Florida Division of Securities. It has not conducted any business or solicited any clients. It has no clients, no assets under management; and relatedly, no costs or fees related to providing such services. Blu Nugget, LLC did not have a role in the proposed offering of digital assets by BluBuzzard or BluBuzzard Advisors. Mr. Xilas is the authorized and sole member (AMBR) as well as the Registered Agent of Blu Nugget LLC.

  The Company’s business plan was promptly abandoned and the Company and Blubuzzard Advisors never sold or purchased any “nuggets”, “buzCoins” and or any other digital asset whose value purportedly related to the value of silver, and no customer ever received the same, or sent in any money to acquire a “nugget”. Therefore the Company believes the press releases by their terms did not constitute an invitation to sell or an offer to buy any securities and therefore could not be deemed to involve an “offer” “offer to sell”; or “sale” within the meaning of Section 2(3) of the Securities Act regardless of certain language in the press releases. Simply stated, there was no sale and there was no offering of anything “for value” as required by Section 2(a)(3). However, if the Company’s understanding is later determined to be incorrect, then the SEC could initiate proceedings against the company and any person that sold or offered to sell what could deemed to be securities in violation of Section 5 of the 1933 Securities Act that states as follows:

Section 5(a) of the Securities Act states that unless a registration statement is in effect as to a security, it shall be unlawful for any person, directly or indirectly, to make use of any means or instruments of transportation or communication in interstate commerce or of the mails to sell such security through the use or medium of any prospectus or otherwise; or to carry or cause to be carried through the mails or in interstate commerce, by any means or instruments of transportation, any such security for the purpose of sale or for delivery after sale.

Section 5(c) of the Securities Act states that it shall be unlawful for any person, directly or indirectly, to make use of any means or instruments of transportation or communication in interstate commerce or of the mails to offer to sell or offer to buy through the use or medium of any prospectus or otherwise any security, unless a registration statement has been filed as to such security.

  We use the commercial office space owned by our director at no cost.

The Company has been engaged in organizational efforts and obtaining initial financing. The Company seeks to serve as a vehicle to pursue a business combination and has made no efforts thus far to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with an existing company.

The Company is an “emerging growth company” (“EGC”), that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (the JOBS Act), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commissions (SEC’s) reporting and disclosure rules (See Emerging Growth Companies Section Below).

(b) Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the SEC) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51)-1 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies or other entity or person." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a shell company, because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity.

The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company current business plan is to serve as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The company may merge with or acquire another company in which the promoters, management, or promoters’ or managements’ affiliates or associates, directly or indirectly, have an ownership interest.

There are different situations for private companies which may make a reverse merger more attractive to an operating private company than filing its own Form 10. It takes significant time and effort just to be able to learn to file the necessary documents through the Edgar data base, especially if the operating company has not invested in filing software to streamline the process, which is expensive. We believe that small companies are usually in a hurry to raise capital and some investors require that the private companies they invest in are or become SEC reporting. The reason being is that some investors desire to have an exit strategy and a reverse merger with a Form 10 shell is perceived to be one step closer to liquidity. It should be noted that if a public shell company consummates a reverse merger with a private operating company, the company will be required to file a Form 8-K within four days of the transaction and that the Form 8-K will need to include audited financial statements of the private operating company and pro forma financial statements giving effect to the business combination.

We anticipate that our controlling shareholder will receive cash for the sale of its shares plus a minority equity stake in the post-merger company. We anticipate the Company will get a new director, new business plan of an operating company and fresh capital to pay expenses. A business combination would help us grow and cease to be a shell company.

The analysis of new business opportunities will be undertaken by, or under the supervision of, James Xilas, the sole officer and director of the Registrant. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)	Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)	Strength and diversity of management, either in place or scheduled for recruitment;

(d)	Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)	The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f)	The extent to which the business opportunity can be advanced;

(g)	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and,

(h)	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Additionally, Blubuzzard, Inc. will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be a merger or acquisition candidate for Blubuzzard, Inc. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Blubuzzard, Inc. and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Blubuzzard, Inc. will also compete with numerous other small public companies in seeking merger or acquisition candidates.

Security holders who received securities from us when we became a shell company are considered underwriters in connection with any resale of those securities until one year from the date Form 10 information has publicly filed, as specified in Rule 144(i). Shares of our common stock which are not registered with the Securities and Exchange Commission, but are currently held by shareholders, cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”) so long as the Company is designated a “shell company” and for 12 months after it ceases to be a “shell company,” provided the Company otherwise is in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

If the Company engages in a registration statement offering our securities for sale as a blank check company or with a company that would still be considered a shell company or blank check company, our securities will require registration subject to Rule 419. The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Should we file a registration statement offering of our securities for sale before we complete a business combination with an operating company, the Company would be considered a blank check company within the meaning of Rule 419 and any sales of the stock issued in the offering would require a registration under the Securities Act of 1933, as amended, furthermore, the registered securities and the proceeds from an offering subject to Rule 419 require the following:

a)	Deposit and investment of proceeds

All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

b)	Deposit of securities

All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

c)	Release of deposited and funds securities

Post-effective amendment for acquisition agreement. Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment disclosing the entire transaction.

Mr. Xilas, our sole officer and director, who is also our controlling shareholder via Lykato Group, LLC, has no intentions of engaging in any transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in the Company no longer being defined as a blank check issuer. Any transactions in our Common Stock by said shareholder will require compliance with the registration requirements under the Securities Act of 1933, as amended.

Furthermore, if we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. In addition, if we enter into a transaction with a company that would still be considered a shell company or blank check company, the exemption from registration available from Rule 144, for the resales of our securities by our shareholders, would not be available to us.

In addition, the ability to register or qualify for sale any shares of stock for both initial sale and secondary trading would be limited because a number of states have enacted regulations pursuant to their securities or "blue-sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, if any, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered thus limiting the issuers ability to complete this offering.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 10% or less of the total issued and outstanding shares of the surviving entity.

Our management anticipates that we will likely be able to affect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our managements plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization.

We anticipate difficulty in obtaining financing from other sources since we have no income and zero cash reserves. We are presently reliant on capital contributions towards expenses from our sole officer and director, James Xilas. Our sole officer and director has not guaranteed that he will continue to support our capital needs. Therefore, we may not have the ability to continue as a going concern.

In addition, depending upon the transaction, the Registrants current stockholders may be substantially diluted, potentially to less than 10% of the total issued and outstanding shares of the surviving entity and possibly even eliminated as stockholders by an acquisition.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all, or a majority of, the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

The Company anticipates that prior to consummating any acquisition or merger, the Company, if required by relevant state laws and regulations, will seek to have the transaction approved by stockholders in the appropriate manner. Certain types of transactions may be entered into solely by Board of Directors approval without stockholder approval.

Under Delaware law, certain actions that would routinely be taken at a meeting of stockholders, may be taken by written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Thus, if stockholders holding a majority of the outstanding shares decide by written consent to consummate an acquisition or a merger, minority stockholders would not be given the opportunity to vote on the issue. If stockholder approval is required, the Board will have discretion to consummate the transaction by written consent if it is determined to be in the Company’s best interest to do so. Regardless of whether an acquisition or merger is approved by Board action alone, by written consent or by holding a stockholders' meeting, the Company will provide to its stockholders’ complete disclosure documentation concerning the potential target including requisite financial statements. This information will be disseminated by proxy statement in the event a stockholders' meeting is held, or by an information statement if the action is taken by written consent.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. We estimate such cost to be approximately $15,000. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We presently have no employees apart from our management, which consists of one person, our sole officer and director, Mr. James Xilas. Our sole officer and director is engaged in outside business activities and anticipates that he will devote to our business approximately five (5) hours per week until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Furthermore, the analysis of new business opportunities will be undertaken by, or under the supervision of, James Xilas, the sole officer and director of the Company, who is not a professional business analyst and in all likelihood will not be experienced in matters relating to the target business opportunity. The inexperience of Mr. Xilas and the fact that the analysis and evaluation of a potential business combination is to be taken under his supervision may adversely impact the Company’s ability to identify and consummate a successful business combination. There is no guarantee that Mr. Xilas will be able to identify a business combination target that is suitable for the Company. James Xilas, the sole officer and director of the company, may hire third parties to conduct an analysis for a target company or any other business opportunities.

(c) Reports to security holders.

(1)	The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2)	The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3)	The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

EMERGING GROWTH COMPANY

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;
(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
(d) the date on which such issuer is deemed to be a large accelerated filer, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 1A. RISK FACTORS

The company qualifies as a smaller reporting company, as defined by § 229.10(f)(1) and is not required to provide the information required by this Item.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

The company qualifies as a smaller reporting company, as defined by § 229.10(f)(1) and is not required to provide the information required by this Item.

Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer, as appropriate, to allow timely decisions regarding required disclosure based closely on the definition of “disclosure controls and procedures” in Rule 13a-15(e). In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We are currently investigating and, if such investigation warrants, looking to acquire or merge with a target company or business seeking the perceived advantages of being a publicly held corporation. We are an emerging growth company (EGC) that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (the JOBS Act), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commissions (SEC’s) reporting and disclosure rules (See Emerging Growth Companies section above). Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The risks we may face if the target business we may intend to merge with is financially unstable include but are not limited to difficulty in achieving future financing, continuing operations, bankruptcy, litigation, and increasing business operations on a limited or no budget.

We the registrant will not pay a cash finder’s fee for the consummation of any business acquisition the Company makes pursuant to its current business plan. Additionally, at this time we do not plan to issue securities as a finder’s fee.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

At this time, we are entirely reliant upon cash contributions made by our sole officer and director to pay for any and all expenses.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports (legal, accounting and auditing fees) in the amount of approximately $5,000; and
(ii)	costs relating to consummating an acquisition in the amount of approximately $10,000 to pay for legal fees and audit fees.

We believe we will be able to meet the costs of filing Exchange Act reports during the next 12 months through use of funds to be loaned to or invested in us by Mr. James Xilas, our sole officer and director, or other shareholders. However, there is no guarantee that such additional funds will be made available to us or on terms that are favorable to us. If we enter into a business combination with a target entity, we will require the target company to pay the acquisition related fees and expenses as a condition precedent to such an agreement. To date, we have had no discussions with our sole officer and director, Mr. James Xilas, or other investors, regarding funding and no funding commitment for future expenses has been obtained. If in the future we need funds to pay expenses, we will consider these and other yet to be identified options for raising funds and/or paying expenses. Obviously, if Mr. Xilas, or other investors, do not loan to or invest sufficient funds in us, then we will not be able to meet our SEC reporting obligations and will not be able to attract a private company with which to combine.

We have negative working capital, a stockholder deficit, and have no source of revenues. These conditions raise substantial doubt about our ability to continue as a going concern. We will be devoting our efforts to locating merger candidates upon effectiveness of this Form 10-12G registration statement. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. However, there is no assurance that the Company will have greater access to capital due to its public company status, and therefore a business combination with an operating company in need of additional capital may expose the Company to additional risks and challenges. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

We have, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, we offer owners of target businesses the opportunity to acquire a controlling ownership interest in a reporting company without the time required to become a reporting company by other means. Nevertheless, upon affecting an acquisition or merger with us, there will be costs and time required by the target business to provide comprehensive business and financial disclosure, such as the terms of the transaction and a description of the business and management of the target business, among other things, and will include audited consolidated financial statements of the Company giving effect to the business combination, as part of a filing on Form 8-K.

Our sole officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may affect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that we will likely be able to affect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our managements plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

Current economic and financial conditions are volatile and affect the selection of a business combination and increase the complex ability of the Company’s goals. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slowdown. We cannot accurately predict how long these current economic conditions will persist; whether the economy will deteriorate further and how we will be affected.

Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, our management believes that there are the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We intend to search for a target business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, financial advisors and similar persons, accounting firms and attorneys notwithstanding us contacting any business directly. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact. However, there is no assurance that we will locate a target company for a business combination.

Liquidity

We have no known demands or commitments and are not aware of any events or uncertainties as of March 31, 2021 and December 31, 2020 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

Capital Resources.

We had no material commitments for capital expenditures as of March 31, 2021 and December 31, 2020.

Off Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

ITEM 3. PROPERTIES

We neither rent nor own any properties. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities. We currently utilize the commercial office space owned by our director and equipment of our management at no cost.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address	Amount and Nature of Beneficial Ownership (Common Stock) (1)	Percentage of Class (1)

Paul Moody (2) 780 Reservoir Avenue, #123 Cranston, RI 02910	0	0%

James Xilas (3) 1830 Oak Creek Drive, Dunedin, Florida, 34698	600,000,000 (4)	82.25%

Executive Officers and Directors (Including Former) as a Group (3 Persons)	600,000,000	82.25%

Lykato Group, LLC (5) 1830 Oak Creek Drive, Dunedin, Florida, 34698	600,000,000	82.25%
_________________________________________

(1) Applicable percentage of ownership is based on 729,483,160 shares of common stock outstanding as of July 7, 2021. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable within 60 days of July 7, 2021 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any person.

(2) Paul Moody formerly served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and the sole director of the Company. He is included above as a result of qualifying as one of our named executive officers for the year ended December 31, 2019.

(3) James Xilas serves as Chief Executive Officer, Chief Financial Officer, President, Treasurer and a director of the Company.

(4) Consists of 600,000,000 shares of our common stock held by Lykato Group, LLC, an entity over which Mr. Xilas has complete dispositive and voting authority.

(5) James Xilas is the sole member of Lykato Group, LLC.

Additional Note: Currently, we have 729,483,160 shares of common stock issued and outstanding and 5,000 shares of Convertible Series A preferred stock issued and outstanding. Each share of Convertible Series A preferred stock has no voting rights and may be converted into one share of common stock.

Of these 5,000 shares of Series A preferred stock 2,550 are owned and controlled by Lykato Group, LLC.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

A. Identification of Directors and Executive Officers.

Our current executive officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

James Xilas	60	Chief Executive Officer, Chief Financial Officer, President, Treasurer, and a Director

Business Experience

The following is a brief account of the education and business experience of our executive officers and directors during at least the past five years, indicating their principal occupation during the period, the name and principal business of the organization by which they were employed, and certain of their other directorships:

James Xilas, Chief Executive Officer, Chief Financial Officer, President, Treasurer, and a Director

Mr. Xilas graduated from West Virginia University in 1989 with a Bachelor of Arts with a concentration in mathematics and sciences. Mr. Xilas was also a member of the Golden Key National Honor Society and a Sphinx Senior Honorary. Beginning in 2002, Mr. Xilas has been an investor in the securities markets, including various micro and small cap companies. From May 2004 to December 2006, Mr. Xilas owned and operated a small boutique broker-dealer in Florida and Pennsylvania, Salix Capital Securities Corp., where he held the Series 4, 7, 24, 27, and 63 securities licenses. Beginning in 2014, Mr. Xilas began trading currencies and cryptocurrencies for his own account while continuously being an investor in the securities markets and real estate market. . In September 2018, Mr. Xilas began an affiliation with Epic Corporation, a Colorado corporation, as an officer and director. Epic Corporation was attempting to develop a methodology that created a usable digital currency enabling consumers to purchase basic products and services. During Mr. Xilas’ tenure, the office was moved to Florida where Mr. Xilas was responsible for determining and implementing strategies. In February of 2019, Mr. Xilas resigned his positions from Epic Corporation. On December 11, 2019 Mr. Xilas was appointed sole officer and director of Sigmata Electronics, Inc., an electronics start-up seeking opportunities for its patent on a self-muting audio connector. Mr. Xilas still holds his position(s) with Sigmata Electronics, Inc.

Mr. Xilas is also the authorized and sole member as well as the Registered Agent of Blu Nugget LLC.

B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

E. The Board of Directors has one member. The Board acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

Prior and Current Shell Company Experience

The information in the table below summarizes all of the blank check and shell companies, which filed a registration statement with which Mr. James Xials has served, or currently serves, as an officer of within the past five years. This also includes any public blank check or shell companies in which Mr. Xilas has held the controlling interest of during the past five years.

Name	Relationship with Issuer	Filing Date Registration Statement	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Sigmata Electronics, Inc., a Delaware Company	Chief Executive Officer, President, Director	5/24/16	n/a	n/a	n/a

ITEM 6. EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers, which is defined as follows: (i) all individuals serving as our principal executive officer during the year ended December 31, 2019 and or December 31, 2020; (ii) each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2019 and or December 31, 2020; and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of the end of the year ended December 31, 2019 and or December 31, 2020.

Name and principal position	Fiscal Year Ended December 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Moody, Former President, CEO, CFO, and Director	2019	0	0	0	0	0	0	0	0
	2020	0	0	0	0	0	0	0	0
James Xilas, President, CEO, CFO, Treasurer, and Director (1)	2019	0	0	0	0	0	0	0	0
	2020	0	0	0	0	0	0	0	0

(1)	Did not serve as an executive officer or director until October 21, 2019.

Outstanding Equity Awards at Fiscal Year-End

We had no outstanding equity awards at the year ended December 31, 2020 or December 31, 2019.

Potential Payments Upon Termination or Change-of-Control

None of our named executive officers are entitled to any payments upon termination or change-of-control.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Employment Agreements

We have no employment agreements with any of our named executive officers.

Compensation of Directors

We did not pay any of our directors any compensation during the fiscal year ended December 31, 2020 or December 31, 2019, whether in their capacity as a named executive officer or as a director.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

Other than the transactions described below, since December 6, 2018, the date of our incorporation, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	In which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end; and

•	In which any director, executive officer, stockholders who beneficially own more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Office Space and Equipment

We utilize the commercial office space owned by our director and equipment of our management at no cost.

Additional information

Blubuzzard, Inc., FKA Fast Lane Holdings, Inc., was created for the sole purpose of participating in a Delaware holding company reorganization pursuant to Section 251(g) of the General Corporation Law of the state of Delaware, (the “DGCL”) with Giant Motorsports Delaware Inc. (“GMOS Delaware”), a Delaware corporation incorporated on December 6, 2018 and parent company of Fast Lane Holdings, Inc.; and Giant Motorsports Merger Sub, Inc., a Delaware corporation incorporated on December 6, 2018 and a wholly owned subsidiary of Fast Lane Holdings, Inc.

As of December 6, 2018, Paul Moody was Chief Executive Officer, Chief Financial Officer, and Director of Fast Lane Holdings, Inc., Giant Motorsports Delaware, Inc., Giant Motorsports Merger Sub, Inc., and Giant Motorsports Inc., a Nevada Company.

As of December 6, 2018, Jeffrey DeNunzio, through his controlling interests of Giant Consulting Services, LLC, a Wyoming Company, was the controlling shareholder of Giant Motorsports, Inc., a Nevada Company (“GMOS Nevada”).

On December 28, 2018, Giant Motorsports, Inc. (“GMOS Nevada”), a Nevada corporation merged with and into GMOS Delaware, a wholly owned subsidiary of GMOS Nevada with GMOS Delaware as the surviving corporation. The sole purpose to merge GMOS Nevada with and into GMOS Delaware was to re-domesticate GMOS Nevada from Nevada to Delaware. Prior to the aforementioned merger, GMOS Nevada held 100% of the voting control of GMOS Delaware. Commensurate with the merger the shares of common stock of GMOS Delaware held by GMOS Nevada were cancelled.

Prior to the following transaction below on December 28, 2018, there were 1,000 shares of common stock, representing 100% voting control of Fast Lane Holdings, Inc., held by Giant Motorsports Delaware, Inc.

Prior to the following transaction below on December 28, 2018, there were 1,000 shares of common stock, representing 100% voting control of Giant Motorsports Merger Sub Inc., held by Fast Lane Holdings, Inc.

Prior to the following transaction below on December 28, 2018, Jeffrey DeNunzio through his controlling interests of Giant Consulting Services, LLC, a Wyoming Company, was the controlling shareholder of Giant Motorsports, Inc., a Nevada Company (“GMOS Nevada”).

On December 28, 2018, Giant Motorsports Delaware, Inc. completed the holding company reorganization by merging with and into its indirect wholly owned subsidiary known as Giant Motorsports Merger Sub, Inc. with Giant Motorsports Delaware, Inc. as the surviving corporation and becoming a wholly owned subsidiary of Fast Lane Holdings, Inc. Fast Lane Holdings, Inc. as successor issuer to Giant Motorsports, Inc. continued to trade in the OTC MarketPlace under the previous ticker symbol “GMOS” until the new ticker symbol “FLHI” for the Company was released into the OTC MarketPlace on January 10, 2019. The Company was given a new CUSIP Number by CUSIP Global Services for its common stock of 31189D109.

Immediately prior to the Effective Time of the holding company reorganization, every share of Fast Lane Holdings, Inc. issued and outstanding held in the name of Giant Motorsports Delaware, Inc. was cancelled, retired and resumed the status of authorized and unissued shares of Fast Lane Holdings, Inc. common stock. Concurrently with the aforementioned reorganization, the Company cancelled all of its stock held in GMOS Delaware resulting in GMOS Delaware becoming a stand-alone company.

 No consideration or cash was exchanged per any of the above transactions.

 Mr. Xilas has no present or former affiliation with Mr. Jeffrey DeNunzio or Mr. Paul Moody.

On October 21, 2019, Giant Consulting Services, LLC, the largest controlling shareholder of Fast Lane Holdings, Inc., consummated a sale of 60,000,000 shares of our restricted common stock and 2,550 shares of preferred stock to Lykato Group, LLC, an accredited investor. Following the closing of the share purchase transaction, Lykato Group, LLC gained ownership of approximately 82.25% interest in the issued and outstanding shares of our common stock. Lykato Group, LLC, which is owned and controlled by James Xilas, is currently our largest controlling shareholder.

On October 21, 2019, Mr. Paul Moody resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On October 21, 2019, Mr. James Xilas was appointed as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On December 11, 2019, James Xilas being the sole board director and majority shareholder by and through his beneficial interest in Lykato Group, LLC, a Florida limited liability company did hereby take, ratify, affirm, and approve a 10:1 forward stock split affecting both authorized and outstanding common shares, change of our corporate name from “Fast Lane Holdings, Inc.” to “Blubuzzard, Inc.” and a ticker symbol change from “FLHI” to “BZRD”. The foregoing changes were effective on December 27, 2019 upon the filing of a Certificate of Amendment with the Delaware Secretary of State.

The Company’s bylaws were amended to reflect the name change with no other changes made. The Company’s CUSIP number changed from 31189D109 to 095228102 as a result of the aforementioned actions. The market effective date for the symbol change is and was February 7, 2020. Pre-Split total common shares outstanding is and was 72,948,316. Post-Split total common shares outstanding is and remains 729,483,160.

The Company’s former sole officer and director, Paul Moody, paid expenses on behalf of the company totaling $305 as of December 31, 2018. During the year ended December 31, 2019, Mr. Moody paid expenses on behalf of the company totaling $11,672. The $11,977 in total payments are considered a contribution to the company with no expectation of repayment and is posted as additional paid-in capital.

During the year ended December 31, 2019, our sole director paid expenses totaling $350. This loan is noninterest-bearing, unsecured and payable on demand.

During the year ended December 31, 2020, our sole director paid expenses totaling 40,232. This loan is noninterest-bearing, unsecured and payable on demand.

During the three months ended March 31, 2021, our sole director paid expenses totaling $670. This loan is noninterest-bearing, unsecured and payable on demand.

Director Independence

We are not listed on any exchange that requires directors to be independent. We have not:

•	Established our own definition for determining whether our directors or nominees for directors are “independent,” nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be “independent” under any applicable definition given that they are officers of the Company; nor

•	Established any committees of our board of directors.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

We have not:

-	Established our own definition for determining whether our director and nominees for directors are "independent" nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,

-	Established any committees of the Board of Directors.

Given the nature of our company, our limited shareholder base and the current composition of our management, our Board of Directors does not believe that we require any corporate governance committees at this time. Our Board of Directors takes the position that management of a target business will establish:

-	Its own Board of Directors;

-	Establish its own definition of 'independent" as related to directors and nominees for directors; and,

-	Establish committees that will be suitable for its operations after the Company consummates a business combination.

*The Company has no audit, nominating, compensation or any type of committee whatsoever as of the date of this report.

ITEM 8. LEGAL PROCEEDINGS

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

 Our common stock was quoted and traded on the over-the-counter market (the “OTC Markets”) in the Pink Open® Market (the “Pink Market”) until September 27, 2021. On September 28, 2021, our common stock ceased to be quoted on the OTC Market and was shifted to the Expert Market. The OTC Markets Group operates the Expert Market as a separate market tier.,

Set forth below are the range of high and low bid closing bid prices for the periods indicated as reported by the OTC Markets Group Inc. for our last two fiscal years and at September 27, 2021. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

Quarter Ended	High Bid	Low Bid
September 27, 2021	$0.0011	$0.0011
December 31, 2020	$0.0379	$0.0025
September 30, 2020	$.019	$.0041
June 30, 2020	$0.139	$0.0082
March 31, 2020	$0.25	$0.008
December 31, 2019	$0.42	$0.141
September 31, 2019	$0.021	$0.0081
June 30, 2019	$0.022	$0.0081

On September 27, 2021, the closing bid price of our common stock as reported by the OTC Markets Group Inc. was $0.0011 per share.

(b) Holders.

As of the date of this Registration Statement, we had 729,483,160 shares of common stock, $0.001 par value, issued and outstanding and 5,000 shares of Series A preferred stock, $0.001 par value, issued and outstanding.

We also had approximately 32 stockholders of record.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the development of our business.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

(a) Common and Preferred Stock.

We are authorized by our Certificate of Incorporation to issue an aggregate of 5,000,000,000 shares of common stock, of which 729,483,160 are issued and outstanding, and 20,000,000 shares of Preferred Stock, of which 5,000 shares of Convertible Series A Preferred Stock are issued and outstanding.

Common Stock

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000,000 shares of common stock. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Currently, we have authorized and issued 5,000 shares of Convertible Series A Preferred Stock. . The preferred stock has no voting rights in the Company other than the right to vote upon a change to its class rights, privileges or designations by the majority vote of the Series "A" convertible preferred class shareholders. Although we have no present intention to issue any additional shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements that are referenced in the certification of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

(b) Debt Securities.

None.

(c) Other Securities to be Registered.

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by Delaware corporate law and our Bylaws. We have agreed to indemnify our sole officer and director against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our officer and director, and control person pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

BLUBUZZARD, INC.

INDEX TO AUDITED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheet	F-3

Statement of Operations	F-4

Statement of Changes in Stockholder Deficit	F-5

Statement of Cash Flows	F-6

Notes to the Financial Statements	F-7 to F-11

-F1-

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Blubuzzard, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Blubuzzard, Inc. (formerly Fast Lane Holdings, Inc.) as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

July 6, 2021

-F2-

Blubuzzard, Inc.

Balance Sheet

	As of December 31, 2020	As of December 31, 2019
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$82	$-
Total current assets	82	-
TOTAL ASSETS	82	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$8,968	$8,750
Loan from related party	40,582	350
Total current liabilities	49,550	9,100
TOTAL LIABILITIES	$49,550	$9,100

STOCKHOLDERS' DEFICIT:
Preferred stock ($.001 par value, 20,000,000 shares authorized, 5,000 issued and outstanding as of December 31, 2020 and December 31, 2019)	5	5
Common stock ($.001 par value, 5,000,000,000 shares authorized, 729,483,160 issued and outstanding as of December 31, 2020 and December 31, 2019)	729,483	729,483
Additional paid in capital	(717,511)	(717,511)
Accumulated deficit	(61,445)	(21,077)
Total Stockholders' deficit	(49,468)	(9,100)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$82	$-

The accompanying notes are an integral part of these audited financial statements.

-F3-

Blubuzzard, Inc.

Statements of Operations

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019

Operating expenses

General and administrative expenses	$40,368	$21,077
Total operating expenses	40,368	21,077

Net loss	$(40,368)	$(21,077)

Basic and Diluted net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	729,483,160	81,941,944

The accompanying notes are an integral part of these audited financial statements.

-F4-

Blubuzzard, Inc.

Statement of Changes in Stockholders' Deficit

For the period from December 6, 2018 (date of inception) to December 31, 2020

	Preferred Shares (Series A)	Par Value Preferred Shares (Series A)	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Date of Inception, December 6, 2018	-	$-	$-	$-	$-	$-	$-

Shares issued in Reorganization	5,000	5	72,948,316	72,948	(72,953)	-	-

Expenses paid on behalf of the Company and contributed to capital	-	-	-	-	305	-	305
Net loss	-	-	-	-	-	(5,855)	(5,855)
Balances, December 31, 2018	5,000	$5	72,948,316	$72,948	$(72,648)	$(5,855)	$(5,550)
Stock split	-	-	656,534,844	656,535	(656,535)	-	-
Expenses paid on behalf of the Company and contributed to capital	-	-	-	-	11,672	-	11,672
Net loss	-	-	-	-	-	(15,222)	(15,222)
Balances, December 31, 2019	5,000	$5	729,483,160	$729,483	$(717,511)	$(21,077)	$(9,100)
Net loss	-	-	-	-	-	(40,368)	(40,368)
Balances, December 31, 2020	5,000	$5	729,483,160	$729,483	$(717,511)	$(61,445)	$(49,468)

The accompanying notes are an integral part of these audited financial statements.

-F5-

Blubuzzard, Inc.

Statements of Cash Flows

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(40,368)	$(21,077)
Adjustments to reconcile net loss to net cash provided by in operating activities:
Changes in operating assets and liabilities
Accrued expenses	218	8,750
Net cash used in operating activities	(40,150)	(12,327)
CASH FLOW FROM FINANCING ACTIVITIES
Expenses contributed to capital	$-	$11,977
Loan from related party	40,232	350
Net cash provided by financing activities	40,232	12,327

Net Change in Cash and Cash equivalents	82	-
Cash and cash equivalents at beginning of year:	-	-
Cash and cash equivalents at end of year:	$82	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Interest taxes paid	$-	$-

The accompanying notes are an integral part of these audited financial statements.

-F6-

Blubuzzard, Inc.

Notes to the Financial Statements

Note 1 – Organization and Description of Business

Blubuzzard, Inc., formerly known as “Fast Lane Holdings, Inc.” was incorporated on December 6, 2018 in the State of Delaware. The Company was created for the sole purpose of participating in a Delaware holding company reorganization pursuant to Section 251(g) of the General Corporation Law of the state of Delaware, (the “DGCL”) with Giant Motorsports Delaware Inc. (“GMOS Delaware”), a Delaware corporation incorporated on December 6, 2018 and parent company of Fast Lane Holdings, Inc., and Giant Motorsports Merger Sub, Inc., a Delaware corporation incorporated on December 6, 2018 and a wholly owned subsidiary of Fast Lane Holdings, Inc.

On December 6, 2018, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of Fast Lane Holdings, Inc., Giant Motorsports Delaware, Inc. and Giant Motorsports Merger Sub, Inc.

On December 28, 2018, Giant Motorsports, Inc. (“GMOS Nevada”), a Nevada corporation merged with and into GMOS Delaware, a wholly owned subsidiary of GMOS Nevada with GMOS Delaware as the surviving corporation. The sole purpose to merge GMOS Nevada with and into GMOS Delaware was to re-domesticate GMOS Nevada from Nevada to Delaware.

On December 28, 2018, Giant Motorsports Delaware, Inc. completed the holding company reorganization by merging with and into its indirect wholly owned subsidiary known as Giant Motorsports Merger Sub, Inc. with Giant Motorsports Delaware, Inc. as the surviving corporation and becoming a wholly owned subsidiary of Fast Lane Holdings, Inc. Fast Lane Holdings, Inc., as successor issuer to Giant Motorsports, Inc., continued to trade in the OTC MarketPlace under the previous ticker symbol “GMOS” until the new ticker symbol for the Company “FLHI” was released into the OTC MarketPlace on January 10, 2019. The Company was given a new CUSIP Number by CUSIP Global Services for its common stock of 31189D109. Concurrently, the Company cancelled all of its stock held in GMOS Delaware resulting in GMOS Delaware becoming a stand-alone company.

On October 21, 2019, Giant Consulting Services, LLC, the largest controlling shareholder of Fast Lane Holdings, Inc., consummated a sale of 60,000,000 shares of our restricted common stock and 2,550 shares of preferred stock to Lykato Group, LLC, an accredited investor. Following the closing of the share purchase transaction, Lykato Group, LLC gained ownership of approximately 82.25% interest in the issued and outstanding shares of our common stock. Lykato Group, LLC, which is owned and controlled by James Xilas, is currently our largest controlling shareholder.

On October 21, 2019, Mr. Paul Moody resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On October 21, 2019, Mr. James Xilas was appointed as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On December 11, 2019, James Xilas being the sole board director and majority shareholder by and through his beneficial interest in Lykato Group, LLC, a Florida limited liability company did hereby take, ratify, affirm, and approve a 10:1 forward stock split affecting both authorized and outstanding common shares, change of our corporate name from “Fast Lane Holdings, Inc.” to “Blubuzzard, Inc.” and a ticker symbol change from “FLHI” to “BZRD”. The foregoing changes were effective on December 27, 2019 upon the filing of a Certificate of Amendment with the Delaware Secretary of State.

The Company’s bylaws were amended to reflect the name change with no other changes made. The Company’s CUSIP number changed from 31189D109 to 095228102 as a result of the aforementioned actions. The market effective date for the symbol change is and was February 7, 2020. Pre-Split total common shares outstanding is and was 72,948,316. Post-Split total common shares outstanding is and remains 729,483,160.

The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of December 31, 2020, the Company had not yet commenced any operations.

 The Company has elected December 31st as its year end.

-F7-

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at December 31, 2020 and December 31, 2019 were $82 and $0 respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at December 31, 2020 and December 31, 2019.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of December 31, 2020 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

-F8-

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of December 31, 2020.

The Company’s stock-based compensation for the periods ended December 31, 2020 and December 31, 2019 was $0 for both periods.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

We have no assets (aside from a nominal cash balance) and or leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

-F9-

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of December 31, 2020, the Company has incurred a net loss of approximately $61,445 which resulted in a net operating loss for income tax purposes. The loss results in a deferred tax asset of approximately $12,903 at the effective statutory rate of 21%. The deferred tax asset has been offset by an equal valuation allowance.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of December 31, 2020.

Note 6 – Accrued Expenses

Accrued expenses totaled $8,968 as of December 31, 2020 and $8,750 as of December 31, 2019 and consisted primarily of professional fees for both periods.

Note 7 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.001. There are 5,000 shares of Series “A” convertible Preferred Stock issued and outstanding as of December 31, 2020 and December 31, 2019.

Common Stock

The authorized common stock of the Company consists of 5,000,000,000 shares with a par value of $0.001. There were 729,483,160 shares of common stock issued and outstanding as of December 31, 2020 and December 31, 2019.

Additional Paid-In Capital

The Company’s former sole officer and director, Paul Moody, paid expenses on behalf of the company totaling $305 as of December 31, 2018. During the year ended December 31, 2019, Mr. Moody paid expenses on behalf of the company totaling $11,672. The $11,977 in total payments are considered a contribution to the company with no expectation of repayment and is posted as additional paid-in capital.

-F10-

Note 8 – Related-Party Transactions

Loan from Related Party

During the year ended December 31, 2020, our sole director paid expenses totaling 40,232. This loan is noninterest-bearing, unsecured and payable on demand.

During the year ended December 31, 2019, our sole director paid expenses totaling $350. This loan is noninterest-bearing, unsecured and payable on demand.

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 9 – Subsequent Events

Subsequent to December 31, 2020, our sole director paid expenses totaling approximately $2,758. These payments are considered loans to the company and were primarily for professional fees, website development and advertising for the Company.

-F11-

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Page

Balance Sheet As of March 31, 2021 (Unaudited) and As of December 31, 2020	F-13

Statement of Operations For The Three Months Ended March 31, 2021 and March 31, 2020 (Unaudited)	F-14

Statement of Changes in Stockholder Deficit For The Period from December 31, 2020 to March 31, 2021 and For the Period from December 31, 2019 to March 31, 2020 (Unaudited)	F-15

Statement of Cash Flows For the Three Months Ended March 31, 2021 and For the Three Months Ended March 31, 2021 (Unaudited)	F-16

Notes to the Financial Statements	F-17 to F-19

-F12-

Blubuzzard, Inc.

Balance Sheet

	As of March 31, 2021 (Unaudited)	As of December 31, 2020

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$73	$82
Total current assets	73	82
TOTAL ASSETS	$73	$82

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$9,568	$8,968
Loan from related party	41,251	40,582
Total current liabilities	50,819	49,550
TOTAL LIABILITIES	$50,819	$49,550

STOCKHOLDERS' DEFICIT:
Preferred stock ($.001 par value, 20,000,000 shares authorized, 5,000 issued and outstanding as of March 31, 2021 and December 31, 2020)	5	5
Common stock ($.001 par value, 5,000,000,000 shares authorized, 729,483,160 issued and outstanding as of March 31, 2021 and December 31, 2020)	729,483	729,483
Additional paid in capital	(717,511)	(717,511)
Accumulated deficit	(62,724)	(61,445)
Total Stockholders' deficit	(50,746)	(49,468)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$73	$82

The accompanying notes are an integral part of these unaudited financial statements.

-F13-

Blubuzzard Inc.

Statements of Operations

(Unaudited)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020

Operating expenses

General and administrative expenses	$1,279	$9,713
Total operating expenses	1,279	9,713

Net loss	$(1,279)	$(9,713)

Basic and Diluted net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	729,483,160	729,483,160

 The accompanying notes are an integral part of these unaudited financial statements.

-F14-

Blubuzzard, Inc. Statement of Changes in Stockholders' Deficit For the period from December 31, 2020 to March 31, 2021 (Unaudited)

	Preferred Shares (Series A)	Par Value Preferred Shares (Series A)	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, December 31, 2020	5,000	$5	729,438,160	$729,483	$(717,511)	$(61,445)	$(49,468)
Net loss	-	-	-	-	-	(1,279)	(1,279)
Balances, March 31, 2021	5,000	$5	729,483,160	$729,483	$(717,511)	$(62,724)	$(50,746)

Blubuzzard, Inc. Statement of Changes in Stockholders' Deficit For the period from December 31, 2019 to March 31, 2020 (Unaudited)

	Preferred Shares (Series A)	Par Value Preferred Shares (Series A)	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, December 31, 2019	5,000	$5	729,483,160	$729,483	$(717,511)	$(21,077)	$(9,100)
Net loss	-	-	-	-	-	(9,713)	(9,713)

Balances, March 31, 2020	5,000	$5	729,483,160	$729,483	$(717,511)	$(30,791)	$(18,813)

The accompanying notes are an integral part of these unaudited financial statements.

-F15-

Blubuzzard, Inc.

Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,279)	$(9,713)
Adjustments to reconcile net loss to net cash provided by in operating activities:
Changes in operating assets and liabilities
Accrued expenses	600	(482)
Net cash used in operating activities	(679)	(10,195)
CASH FLOW FROM FINANCING ACTIVITIES
Loan from related party	$670	$10,195
Net cash provided by financing activities	670	10,195

Net Change in Cash and Cash equivalents	(9)	-
Cash and cash equivalents at beginning of year:	82	-
Cash and cash equivalents at end of year:	$73	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Interest taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

-F16-

Blubuzzard, Inc.

Notes to Unaudited Financial Statements

Note 1 – Organization and Description of Business

Blubuzzard, Inc., formerly known as “Fast Lane Holdings, Inc.” was incorporated on December 6, 2018 in the State of Delaware. The Company was created for the sole purpose of participating in a Delaware holding company reorganization pursuant to Section 251(g) of the General Corporation Law of the state of Delaware, (the “DGCL”) with Giant Motorsports Delaware Inc. (“GMOS Delaware”), a Delaware corporation incorporated on December 6, 2018 and parent company of Fast Lane Holdings, Inc., and Giant Motorsports Merger Sub, Inc., a Delaware corporation incorporated on December 6, 2018 and a wholly owned subsidiary of Fast Lane Holdings, Inc.

On December 6, 2018, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of Fast Lane Holdings, Inc., Giant Motorsports Delaware, Inc. and Giant Motorsports Merger Sub, Inc.

On December 28, 2018, Giant Motorsports, Inc. (“GMOS Nevada”), a Nevada corporation merged with and into GMOS Delaware, a wholly owned subsidiary of GMOS Nevada with GMOS Delaware as the surviving corporation. The sole purpose to merge GMOS Nevada with and into GMOS Delaware was to re-domesticate GMOS Nevada from Nevada to Delaware.

On December 28, 2018, Giant Motorsports Delaware, Inc. completed the holding company reorganization by merging with and into its indirect wholly owned subsidiary known as Giant Motorsports Merger Sub, Inc. with Giant Motorsports Delaware, Inc. as the surviving corporation and becoming a wholly owned subsidiary of Fast Lane Holdings, Inc. Fast Lane Holdings, Inc., as successor issuer to Giant Motorsports, Inc., continued to trade in the OTC MarketPlace under the previous ticker symbol “GMOS” until the new ticker symbol for the Company “FLHI” was released into the OTC MarketPlace on January 10, 2019. The Company was given a new CUSIP Number by CUSIP Global Services for its common stock of 31189D109. Concurrently, the Company cancelled all of its stock held in GMOS Delaware resulting in GMOS Delaware becoming a stand-alone company.

On October 21, 2019, Giant Consulting Services, LLC, the largest controlling shareholder of Fast Lane Holdings, Inc., consummated a sale of 60,000,000 shares of our restricted common stock and 2,550 shares of preferred stock to Lykato Group, LLC, an accredited investor. Following the closing of the share purchase transaction, Lykato Group, LLC gained ownership of approximately 82.25% interest in the issued and outstanding shares of our common stock. Lykato Group, LLC, which is owned and controlled by James Xilas, is currently our largest controlling shareholder.

On October 21, 2019, Mr. Paul Moody resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On October 21, 2019, Mr. James Xilas was appointed as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On December 11, 2019, James Xilas being the sole board director and majority shareholder by and through his beneficial interest in Lykato Group, LLC, a Florida limited liability company did hereby take, ratify, affirm, and approve a 10:1 forward stock split affecting both authorized and outstanding common shares, change of our corporate name from “Fast Lane Holdings, Inc.” to “Blubuzzard, Inc.” and a ticker symbol change from “FLHI” to “BZRD”. The foregoing changes were effective on December 27, 2019 upon the filing of a Certificate of Amendment with the Delaware Secretary of State.

The Company’s bylaws were amended to reflect the name change with no other changes made. The Company’s CUSIP number changed from 31189D109 to 095228102 as a result of the aforementioned actions. The market effective date for the symbol change is and was February 7, 2020. Pre-Split total common shares outstanding is and was 72,948,316. Post-Split total common shares outstanding is and remains 729,483,160.

The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of March 31, 2021, the Company had not yet commenced any operations.

The Company has elected December 31st as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at March 31, 2021 and December 31, 2020 were $73 and $82, respectively.

-F17-

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at March 31, 2021 and December 31, 2020.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of March 31, 2021 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

-F18-

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of March 31, 2021.

The Company’s stock-based compensation for the periods ended March 31, 2021 and December 31, 2020 was $0 for both periods.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

We have no assets (aside from a nominal cash balance) and or leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of March 31, 2021, the Company has incurred a net loss of approximately $62,724 which resulted in a net operating loss for income tax purposes. The loss results in a deferred tax asset of approximately $13,172 at the effective statutory rate of 21%. The deferred tax asset has been offset by an equal valuation allowance.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of March 31, 2021.

Note 6 – Accrued Expenses

Accrued expenses totaled $9,568 as of March 31, 2021 and $8,968 as of December 31, 2020 and consisted primarily of professional fees for both periods.

Note 7 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.001. There are 5,000 shares of Series “A” convertible Preferred Stock issued and outstanding as of March 31, 2021 and December 31, 2020.

Common Stock

The authorized common stock of the Company consists of 5,000,000,000 shares with a par value of $0.001. There were 729,483,160 shares of common stock issued and outstanding as of March 31, 2021 and December 31, 2020.

Additional Paid-In Capital

The Company’s former sole officer and director, Paul Moody, paid expenses on behalf of the company totaling $305 as of December 31, 2018. During the year ended December 31, 2019, Mr. Moody paid expenses on behalf of the company totaling $11,672. The $11,977 in total payments are considered a contribution to the company with no expectation of repayment and is posted as additional paid-in capital.

Note 8 – Related-Party Transactions

Loan from Related Party

During the three months ended March 31, 2021, our sole director paid expenses totaling $670. This loan is noninterest-bearing, unsecured and payable on demand.

During the year ended December 31, 2020, our sole director paid expenses totaling $40,232. This loan is noninterest-bearing, unsecured and payable on demand.

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 9 – Subsequent Events

Subsequent to March 31, 2021, our sole director paid expenses totaling approximately $2,088. These payments are considered loans to the company and were primarily for professional fees, website development and advertising for the Company.

 -F19-

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Page

Balance Sheet As of June 30, 2021 (Unaudited) and As of December 31, 2020	F-20

Statement of Operations For The Three Months and Six Months Ended June 30, 2021 and June 30, 2020 (Unaudited)	F-21

Statement of Changes in Stockholder Deficit For The Period from December 31, 2020 to June 30, 2021 and For the Period from December 31, 2019 to June 30, 2020 (Unaudited)	F-22

Statement of Cash Flows For the Six Months Ended June 30, 2021 and For the Six Months Ended June 30, 2020 (Unaudited)	F-23

Notes to the Financial Statements	F-24 to F-27

Blubuzzard, Inc. FKA

Fast Lane Holdings, Inc.

Balance Sheet

	As of June 30, 2021	As of December 31, 2020
TOTAL ASSETS
CURRENT ASSETS
Bank accounts	$59	$82
Total current assets	59	82
TOTAL ASSETS	$59	$82

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$2,118	$8,968
Loan from related party	54,697	40,582
Total current liabilities	56,815	49,550
TOTAL LIABILITIES	$56,815	$49,550

STOCKHOLDERS' DEFICIT:

Preferred stock ($.001 par value, 20,000,000 shares authorized, 5,000 issued and outstanding as of June 30, 2021 and December 31, 2020)	5	5
Common stock ($.001 par value, 5,000,000,000 shares authorized, 729,483,160 issued and outstanding as of June 30, 2021 and December 31, 2020)	729,483	729,483

Additional paid in capital	(717,511)	(717,511)

Accumulated deficit	(68,734)	(61,445)
Total Stockholders' deficit	(56,756)	(49,468)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$59	$82

The accompanying notes are an integral part of these unaudited financial statements.

 -F20-

Blubuzzard Inc, FKA

Fast Lane Holdings, Inc.

Statements of Operations

(Unaudited)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2020

Operating expenses
General and administrative expenses	$6,010	$23,000	$7,288	$33,195
Total operating expenses	6,010	23,000	7,288	33,195
Net loss	$(6,010)	(23,000)	$(7,288)	$(33,195)
Basic and Diluted net loss per common share	$(0.00)	(0.00)	$(0.00)	$(0.00)
Weighted average number of common shares outstanding - Basic and Diluted	729,483,160	729,483,160	729,483,160	729,483,160

The accompanying notes are an integral part of these unaudited financial statements.

 -F21-

Blubuzzard, Inc. FKA Fast Lane Holdings, Inc. Statement of Changes in Stockholders' Deficit For the period from December 31, 2020 to June 30, 2021 (Unaudited)

	Preferred Shares (Series A)	Par Value Preferred Shares (Series A)	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, December 31, 2020	5,000	$5	729,438,160	$729,483	$(717,511)	$(61,445)	$(49,468)
Net loss	-	-	-	-	-	(1,279)	(1,279)
Balances, March 31, 2021	5,000	$5	729,483,160	$729,483	$(717,511)	$(62,724)	$(50,746)
Net loss	-	-	-	-	-	(6,010)	(6,010)
Balances, June 30, 2021	5,000	$5	729,483,160	$729,483	$(717,511)	$(68,734)	$(56,756)

Blubuzzard, Inc. FKA Fast Lane Holdings, Inc. Statement of Changes in Stockholders' Deficit For the period from December 31, 2019 to June 30, 2020 (Unaudited)

	Preferred Shares (Series A)	Par Value Preferred Shares (Series A)	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, December 31, 2019	5,000	$5	729,483,160	$729,483	$(717,511)	$(21,077)	$(9,100)
Net loss	-	-	-	-	-	(9,713)	(9,713)
Balances, March 31, 2020	5,000	$5	729,483,160	$729,483	$(717,511)	$(30,790)	$(18,813)
Net loss	-	-	-	-	-	(23,000)	(23,000)
Balances, June 30, 2020	5,000	$5	729,483,160	$729,483	$(717,511)	$(53,790)	$(41,813)

The accompanying notes are an integral part of these unaudited financial statements.

-F22-

Blubuzzard, Inc.

FKA Fast Lane Holdings, Inc.

Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,288)	$(33,195)
Adjustments to reconcile net loss to net cash provided by in operating activities:
Changes in operating assets and liabilities
Accrued expenses	(6,850)	(1,482)
Net cash used in operating activities	(14,138)	(34,677)
CASH FLOW FROM FINANCING ACTIVITIES
Loan from related party	$14,115	$34,777
Net cash provided by financing activities	14,115	34,777

Net Change in Cash and Cash equivalents	(23)	100
Cash and cash equivalents at beginning of year:	82	-
Cash and cash equivalents at end of year:	$59	$100

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Interest taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

 -F23-

Blubuzzard, Inc. FKF Fast Lane Holdings, Inc.

Notes to Unaudited Financial Statements

Note 1 – Organization and Description of Business

Fast Lane Holdings, Inc. (we, us, our, or the "Company") was incorporated on December 6, 2018 in the State of Delaware. The Company was created for the sole purpose of participating in a Delaware holding company reorganization with Giant Motorsports Delaware Inc. (“GMOS Delaware”), a Delaware corporation incorporated on December 6, 2018 and parent company of Fast Lane Holding, Inc. and Giant Motorsports Merger Sub, Inc., a Delaware corporation incorporated on December 6, 2018 and a wholly owned subsidiary of Fast Lane Holdings, Inc. pursuant to Section 251(g) of the General Corporation Law of the state of Delaware, (the “DGCL”).

On December 6, 2018, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of Fast Lane Holdings, Inc., Giant Motorsports Delaware, Inc. and Giant Motorsports Merger Sub, Inc.

On December 28, 2018, Giant Motorsports, Inc. (“GMOS Nevada”), a Nevada corporation merged with and into GMOS Delaware, a wholly owned subsidiary of GMOS Nevada with GMOS Delaware as the surviving corporation. The sole purpose to merge GMOS Nevada with and into GMOS Delaware was to re-domesticate GMOS Nevada from Nevada to Delaware.

On December 28, 2018, Giant Motorsports Delaware, Inc. completed a holding company reorganization pursuant to Section 251(g) of the DGCL by merging with and into its indirect wholly owned subsidiary known as Giant Motorsports Merger Sub, Inc. with Giant Motorsports Delaware, Inc. as the surviving corporation and becoming a wholly owned subsidiary of Fast Lane Holdings, Inc.

Fast Lane Holdings, Inc., as successor issuer to Giant Motorsports, Inc., continued to trade in the OTC MarketPlace under the previous ticker symbol “GMOS” until the new ticker symbol “FLHI” for the Company was released into the OTC MarketPlace on January 10, 2019. Concurrently, the Company cancelled all of its stock held in GMOS Delaware.

On October 21, 2019, Giant Consulting Services, LLC, the largest controlling shareholder of Fast Lane Holdings, Inc., consummated a sale of 60,000,000 shares of our restricted common stock and 2,550 shares of preferred stock to Lykato Group, LLC, an accredited investor. Following the closing of the share purchase transaction, Lykato Group, LLC owns approximately 82.25% interest in the issued and outstanding shares of our common stock. Lykato Group, LLC is now the largest controlling shareholder of Fast Lane Holdings, Inc.

On October 21, 2019, Mr. Paul Moody resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On October 21, 2019, Mr. James Xilas was appointed as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of June 30, 2021, the Company had not yet commenced any operations.

The Company has elected December 31st as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

-F24-

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at June 30, 2021 and December 31, 2020 were $59 and $0, respectively.

8

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at June 30, 2021 and December 31, 2020.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of June 30, 2021 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are

-F25-

observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

9

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of June 30, 2021.

The Company’s stock-based compensation for the periods ended June 30, 2021 and December 31, 2020 was $0 for both periods.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

-F26-

We have no assets and or leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of June 30, 2021, the Company has incurred a net loss of approximately $68,734 which resulted in a net operating loss for income tax purposes. The loss results in a deferred tax asset of approximately $14,434 at the effective statutory rate of 21%. The deferred tax asset has been offset by an equal valuation allowance.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of June 30, 2021.

Note 6 – Accrued Expenses

Accrued expenses totaled $2,118 as of June 30, 2021 and $8,968 as of December 31, 2020 and consisted primarily of professional fees for both periods.

Note 7 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.001. There are 5,000 shares of Series “A” convertible Preferred Stock issued and outstanding as of June 30, 2021 and December 31, 2020.

Common Stock

The authorized common stock of the Company consists of 5,000,000,000 shares with a par value of $0.001. There were 729,483,160 shares of common stock issued and outstanding as of June 30, 2021 and December 31, 2020.

Additional Paid-In Capital

The Company’s former sole officer and director, Paul Moody, paid expenses on behalf of the company totaling $305 as of December 31, 2018. During the year ended December 31, 2019, Mr. Moody paid expenses on behalf of the company totaling $11,672. The $11,977 in total payments are considered a contribution to the company with no expectation of repayment and is posted as additional paid-in capital.

Note 8 – Related-Party Transactions

Loan from Related Party

During the six months ended June 30, 2021, our sole director paid expenses totaling $14,115. This loan is noninterest-bearing, unsecured and payable on demand.

During the year ended December 31, 2020, our sole director paid expenses totaling $40,232. This loan is noninterest-bearing, unsecured and payable on demand.

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 9 – Subsequent Events

 Management has reviewed financial transactions for the Company subsequent to the quarter ended September 30, 2021 and has found that there was nothing material to disclose.

 -F27-

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Page

Balance Sheet As of September 30, 2021 (Unaudited) and As of December 31, 2020	F-29

Statement of Operations For The Three Months and Nine Months Ended September 30, 2021 and September 30, 2020 (Unaudited)	F-30

Statement of Changes in Stockholder Deficit For The Period from December 31, 2020 to September 30, 2021 and For the Period from December 31, 2019 to September 30, 2020 (Unaudited)	F-31

Statement of Cash Flows For the Nine Months Ended June 30, 2021 and For the Nine Months Ended June 30, 2020 (Unaudited)	F-32

Notes to the Financial Statements	F-33 to F-37

 -F28-

Blubuzzard, Inc. FKA

Fast Lane Holdings, Inc.

Balance Sheet

	As of September 30, 2021	As of December 31, 2020
TOTAL ASSETS
CURRENT ASSETS
Bank accounts	$-	$82
Total current assets	-	82
TOTAL ASSETS	$-	$82

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$700	$8,968
Loan from related party	72,165	40,582
Total current liabilities	72,865	49,550
TOTAL LIABILITIES	$72,865	$49,550

STOCKHOLDERS' DEFICIT:

Preferred stock ($.001 par value, 20,000,000 shares authorized, 5,000 issued and outstanding as of September 30, 2021 and December 31, 2020)	5	5
Common stock ($.001 par value, 5,000,000,000 shares authorized, 729,483,160 issued and outstanding as of September 30, 2021 and December 31, 2020)	729,483	729,483

Additional paid in capital	(717,511)	(717,511)

Accumulated deficit	(84,842)	(61,445)
Total Stockholders' deficit	(72,865)	(49,468)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-	$82

The accompanying notes are an integral part of these unaudited financial statements.

 -F29-

Blubuzzard Inc, FKA

Fast Lane Holdings, Inc.

Statements of Operations

(Unaudited)

	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020	For the Nine Months Ended September 30, 2021	For the Nine Months Ended September 30, 2020

Operating expenses
General and administrative expenses	$16,109	$4,773	$23,397	$12,213
Total operating expenses	16,109	4,773	23,397	12,213
Net loss	$(16,109)	(4,773)	$(23,397)	$(12,213)
Basic and Diluted net loss per common share	$(0.00)	(0.00)	$(0.00)	$(0.00)
Weighted average number of common shares outstanding - Basic and Diluted	729,483,160	729,483,160	729,483,160	729,483,160

The accompanying notes are an integral part of these unaudited financial statements.

 -F30-

Blubuzzard, Inc. FKA Fast Lane Holdings, Inc. Statement of Changes in Stockholders' Deficit For the period from December 31, 2020 to September 30, 2021 (Unaudited)

	Preferred Shares (Series A)	Par Value Preferred Shares (Series A)	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, December 31, 2020	5,000	$5	729,438,160	$729,483	$(717,511)	$(61,445)	$(49,468)
Net loss	-	-	-	-	-	(1,279)	(1,279)
Balances, March 31, 2021	5,000	$5	729,483,160	$729,483	$(717,511)	$(62,724)	$(50,746)
Net loss	-	-	-	-	-	(6,010)	(6,010)
Balances, June 30, 2021	5,000	$5	729,483,160	$729,483	$(717,511)	$(68,734)	$(56,756)
Net loss	-	-	-	-	-	(16,109)	(16,109)
Balances, September 30, 2021	5,000	$5	729,483,160	$729,483	$(717,511)	$(84,842)	$(72,865)

Blubuzzard, Inc. FKA Fast Lane Holdings, Inc. Statement of Changes in Stockholders' Deficit For the period from December 31, 2019 to September 30, 2020 (Unaudited)

	Preferred Shares (Series A)	Par Value Preferred Shares (Series A)	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, December 31, 2019	5,000	$5	729,483,160	$729,483	$(717,511)	$(21,077)	$(9,100)
Net loss	-	-	-	-	-	(12,213)	(12,213)
Balances, March 31, 2020	5,000	$5	729,483,160	$729,483	$(717,511)	$(33,291)	$(21,313)
Net loss	-	-	-	-	-	(23,000)	(23,000)
Balances, June 30, 2021	5,000	$5	729,483,160	$729,483	$(717,511)	$(56,290)	$(44,313)
Net loss	-	-	-	-	-	(4,773)	(4,773)
Balances, September 30, 2020	5,000	$5	729,483,160	$729,483	$(717,511)	$(61,063)	$(49,086)

The accompanying notes are an integral part of these unaudited financial statements.

 -F31-

Blubuzzard, Inc.

FKA Fast Lane Holdings, Inc.

Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30, 2021	For the Nine Months Ended September 30, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,397)	$(12,213)
Adjustments to reconcile net loss to net cash provided by in operating activities:
Changes in operating assets and liabilities
Accrued expenses	(8,268)	(1,482)
Net cash used in operating activities	(31,665)	(13,695)
CASH FLOW FROM FINANCING ACTIVITIES
Loan from related party	$31,583	$13,795
Net cash provided by financing activities	31,583	13,795

Net Change in Cash and Cash equivalents	(82)	100
Cash and cash equivalents at beginning of year:	82	-
Cash and cash equivalents at end of year:	$-	$100

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Interest taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

 -F32-

Blubuzzard, Inc. FKA Fast Lane Holdings, Inc.

Notes to Unaudited Financial Statements

Note 1 – Organization and Description of Business

Fast Lane Holdings, Inc. (we, us, our, or the "Company") was incorporated on December 6, 2018 in the State of Delaware. The Company was created for the sole purpose of participating in a Delaware holding company reorganization with Giant Motorsports Delaware Inc. (“GMOS Delaware”), a Delaware corporation incorporated on December 6, 2018 and parent company of Fast Lane Holding, Inc. and Giant Motorsports Merger Sub, Inc., a Delaware corporation incorporated on December 6, 2018 and a wholly owned subsidiary of Fast Lane Holdings, Inc. pursuant to Section 251(g) of the General Corporation Law of the state of Delaware, (the “DGCL”).

On December 6, 2018, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of Fast Lane Holdings, Inc., Giant Motorsports Delaware, Inc. and Giant Motorsports Merger Sub, Inc.

On December 28, 2018, Giant Motorsports, Inc. (“GMOS Nevada”), a Nevada corporation merged with and into GMOS Delaware, a wholly owned subsidiary of GMOS Nevada with GMOS Delaware as the surviving corporation. The sole purpose to merge GMOS Nevada with and into GMOS Delaware was to re-domesticate GMOS Nevada from Nevada to Delaware.

On December 28, 2018, Giant Motorsports Delaware, Inc. completed a holding company reorganization pursuant to Section 251(g) of the DGCL by merging with and into its indirect wholly owned subsidiary known as Giant Motorsports Merger Sub, Inc. with Giant Motorsports Delaware, Inc. as the surviving corporation and becoming a wholly owned subsidiary of Fast Lane Holdings, Inc.

Fast Lane Holdings, Inc., as successor issuer to Giant Motorsports, Inc., continued to trade in the OTC MarketPlace under the previous ticker symbol “GMOS” until the new ticker symbol “FLHI” for the Company was released into the OTC MarketPlace on January 10, 2019. Concurrently, the Company cancelled all of its stock held in GMOS Delaware.

On October 21, 2019, Giant Consulting Services, LLC, the largest controlling shareholder of Fast Lane Holdings, Inc., consummated a sale of 60,000,000 shares of our restricted common stock and 2,550 shares of preferred stock to Lykato Group, LLC, an accredited investor. Following the closing of the share purchase transaction, Lykato Group, LLC owns approximately 82.25% interest in the issued and outstanding shares of our common stock. Lykato Group, LLC is now the largest controlling shareholder of Fast Lane Holdings, Inc.

On October 21, 2019, Mr. Paul Moody resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On October 21, 2019, Mr. James Xilas was appointed as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of September 30, 2021, the Company had not yet commenced any operations.

The Company has elected December 31st as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

-F33-

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at September 30, 2021 and December 31, 2020 were $0 and $82, respectively.

8

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at September 30, 2021 and December 31, 2020.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of September 30, 2021 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

-F34-

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

9

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of September 30, 2021.

The Company’s stock-based compensation for the periods ended September 30, 2021 and December 31, 2020 was $0 for both periods.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

-F35-

We have no assets and or leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of September 30, 2021, the Company has incurred a net loss of approximately $84,842 which resulted in a net operating loss for income tax purposes. The loss results in a deferred tax asset of approximately $17,817 at the effective statutory rate of 21%. The deferred tax asset has been offset by an equal valuation allowance.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of September 30, 2021.

Note 6 – Accrued Expenses

Accrued expenses totaled $700 as of September 30, 2021 and $8,968 as of December 31, 2020 and consisted primarily of professional fees for both periods.

Note 7 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.001. There are 5,000 shares of Series “A” convertible Preferred Stock issued and outstanding as of September 30, 2021 and December 31, 2020.

-F36-

Common Stock

The authorized common stock of the Company consists of 5,000,000,000 shares with a par value of $0.001. There were 729,483,160 shares of common stock issued and outstanding as of September 30, 2021 and December 31, 2020.

Additional Paid-In Capital

The Company’s former sole officer and director, Paul Moody, paid expenses on behalf of the company totaling $305 as of December 31, 2018. During the year ended December 31, 2019, Mr. Moody paid expenses on behalf of the company totaling $11,672. The $11,977 in total payments are considered a contribution to the company with no expectation of repayment and is posted as additional paid-in capital.

Note 8 – Related-Party Transactions

Loan from Related Party

During the nine months ended September 30, 2021, our sole director paid expenses totaling $31,583. This loan is noninterest-bearing, unsecured and payable on demand.

During the year ended December 31, 2020, our sole director paid expenses totaling $40,232. This loan is noninterest-bearing, unsecured and payable on demand.

Office Space

We utilize the commercial office space owned by our director and equipment of our management at no cost.

Note 9 – Subsequent Events

 Management has reviewed financial transactions for the Company subsequent to the quarter ended September 30, 2021 and has found that there was nothing material to disclose.

-F37-

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

 There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page F-2.

Exhibit Number	Description

3.1	Certificate of Incorporation, which was filed as Exhibit 3.1 to our Registration Statement on Form 10-12G/A filed with the Securities and Exchange Commission on April 24, 2019, and is incorporated herein by reference thereto (1)

3.12	Amendment to our Certificate of Incorporation, which was filed as Exhibit 3.1 to our Form 8-K filed with the Securities And Exchange Commission on January 9, 2020, and is incorporated herein by reference thereto (1)

3.2	By-laws (2)

10.1	Share Purchase Agreement

 ______________

(1) Incorporated by reference.

(2) Filed herewith.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

November 18, 2021	Blubuzzard, Inc.

	By:	/s/ James Xilas
Name: James Xilas
Title: Chief Executive Officer